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SOLICITED BY THE                                                  EXHIBIT (99)-3
BOARD OF DIRECTORS
                                     PROXY

                           CITY NATIONAL CORPORATION


    The undersigned hereby constitutes and appoints W.T. Campbell, Jr. and William P. Riley, or either of them, as proxies, each with full power of substitution, to vote the number of shares of common stock of City National Corporation ("City National") which the undersigned would be entitled to vote if personally present at the Special Meeting of Shareholders to be held at the principal executive offices of City National at 126 North Broadway Avenue, Sylacauga, Alabama 35150-2524, 10:00 a.m., local time, on October 30, 1998, and at any adjournment or postponement thereof (the "Special Meeting") upon the proposal described in the Prospectus-Joint Proxy Statement and the Notice of Special Meeting of Shareholders, both dated October 9, 1998 as follows:


    1. MERGER. To consider and vote upon a proposal to approve the Second Amended and Restated Reorganization Agreement and Plan of Merger, dated as of June 16, 1998, by and between City National and The Banc Corporation, a Delaware corporation (the "Corporation"), pursuant to which City National will merge with the Corporation, and the holders of City National common stock will receive Corporation common stock, all as more fully described in the accompanying Prospectus-Joint Proxy Statement.

        FOR  [ ]                  AGAINST  [ ]                  ABSTAIN  [ ]

    2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Special Meeting.


THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 ABOVE.


    Please sign exactly as name appears on the related envelope. When shares are held jointly, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.



                                                Dated:                   , 1998
                                                      -------------------


                                                --------------------------------
                                                Signature

                                                --------------------------------
                                                Signature if held jointly


THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF CITY NATIONAL AND MAY BE REVOKED PRIOR TO ITS EXERCISE.